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                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, trustee of ETF Advisors Trust, hereby constitutes and appoints Laurence Herman, Gary Gastineau and Chad Coulter and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him on his behalf and in his name, place and stead, in any and all capacities, to sign and file one or more Registration Statements on Form N-1A under the Securities Act of l933 and the Investment Company Act of l940, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of shares thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned director/trustee of the listed organizations has hereunto set his hand this 3rd day of September, 2002.

                           /s/ Kevin R. Brine
                           --------------------------
                           Kevin R. Brine

STATE OF NEW YORK

COUNTY OF NEW YORK

On this 3rd day of September, 2002, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intent and purposes therein set forth.

"OFFICIAL SEAL"            /s/ Pat V. Capparelli
                           ---------------------------
                           Pat V. Capparelli
                           No. 01CA5061425
                           Notary Public, State of New York
                           Qualified in Westchester County
                           My Commission Expires   6/10/06